IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE



IN RE:                             )   Chapter 7
EDISON BROTHERS, INC., et al.,     )   Case Nos. 99-529 (MFW)
                                   )   through 99-536 (MFW)
                  Debtors.         )
________________________________   )   (Jointly Administered Under
                                   )   Case No. 99-529 (MFW))
EBS PENSION, L.L.C.,               )
                  Plaintiff,       )
            v.                     )
                                   )
EDISON BROTHERS STORES, INC.,      )   Adversary No. 99-115 (MFW)
et al.,                            )
                  Defendants.      )
________________________________   )





                                   OPINION(1)

      Before the Court is the Motion of EBS Pension, L.L.C. ("EBS") for Entry of Judgment and for Prejudgment Interest and the Debtors' Motion for Entry of Final Judgment. In light of the parties' Stipulation of Facts filed on October 17, 2000, we deny the Motion of EBS and grant the Motion of the Debtors.2





----------
(1) This Opinion constitutes the findings of fact and conclusions of law of the Court pursuant to Federal Rule of Bankruptcy Procedure 7052.

(2) Subsequent to our original decision, but before the filing of the Motions, the case was converted to chapter 7. The Trustee has, therefore, been substituted for the Debtors. To be consistent with our prior decision, however, we continue to refer to the Defendants as the Debtors.

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I.    FACTUAL AND PROCEDURAL BACKGROUND
      ---------------------------------

      These are the Debtors' second bankruptcy cases. In their first cases, an order was entered on September 9, 1997, confirming the Debtors' Amended Joint Plan of Reorganization ("the Plan"). The Plan provided, inter alia,, for the termination of the Debtors' over-funded pension plan and the payment of the excess funds to EBS for distribution to general unsecured creditors. Pursuant to the Plan, approximately $43 million of the over-funding was distributed to general unsecured creditors; however, a portion of the funds were reserved by the Debtors ($5.7 million after the payment of its fees to terminate the pension plan) to pay potential tax liabilities arising from the termination. To the extent that no money was due to the Internal Revenue Service ("IRS"), the Debtors were required to remit the balance to EBS for distribution to creditors. The Plan did not, however, require that the $5.7 million be held in escrow or segregated in any manner.

      On September 28, 1998, the IRS notified the Debtors that they did not owe any further taxes. EBS thereupon made demand for turnover of the funds. The Debtors did not remit the $5.7 million to EBS because they feared they may have additional liability for termination of the pension plan to the Pension Benefit Guaranty Corporation, which was conducting an audit of the Debtors' new pension plan. The Debtors were subsequently



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notified that no additional funding of the pension plan was required.

      However, before turning the $5.7 million over to EBS, the Debtors filed bankruptcy again on March 9, 1999. As of that date, the Debtors had in excess of $13 million of cash on hand. However, during the period of time between termination of the pension plan and the second bankruptcy filing, the Debtors experienced financial difficulties. At some point the Debtors' cash from operations was insufficient to pay its ongoing expenses and it was required to borrow funds to operate. Under the Debtors' cash management system, the Debtors' cash was swept on a daily basis to a concentration account, which was then swept to pay off the secured lenders' obligation. The effect of this system was that for some period each day the Debtors had no cash on hand. At all times between termination of the pension plan and the second bankruptcy filing, however, the Debtors always had sufficient availability under their revolving credit facility to borrow at least the $5.7 million that was due to EBS.

      On April 23, 1999, EBS filed this adversary proceeding seeking turnover of the $5.7 million it asserts was being held by the Debtors in constructive trust for it. The parties previously filed a motion and cross-motion for summary judgment regarding the issue of whether the Plan confirmed in the Debtors' prior bankruptcy case had created a constructive trust, thereby


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exempting the $5.7 million from property of these bankruptcy estates pursuant to section 541(d). EBS asserted that the monies were not part of the estate and they should, therefore, be turned over to it. The Debtors asserted that the money was never segrated, but was commingled with the Debtors' other funds. Therefore, the Debtors asserted that no constructive trust was created.

      On January 7, 2000, we issued an Opinion in which we denied the Debtors' and EBS' motions because we concluded that there was a material issue of disputed fact: whether there was a nexus between the alleged constructive trust and the assets sought. EBS Pension v. Edison Bros. Stores, Inc. (In re Edison Bros., Inc.), 243 B.R. 231, 240 (Bankr. D. Del. 2000). In so holding, we stated that EBS might be able to prove a constructive trust throught, inter alia, the lowest intermediate balance test or the expanded nexus test articulated by the Supreme Court in Belgier v. IRS, 496 U.S. 53 (1990). Edison, 243 B.R. at 240.

      Subsequent to our January 7, 2000, decision, the Debtors and EBS entered into a stipulation of fact which provides:

            At all times from January 23, 1998 until the commencement of Edison's Second Chapter 11 Cases on March 9, 1999, Edison had availability under the Secured Revolver Facility exceeding $5.7 million.

EBS now seeks a final judgment based on our Opinion and that stipulation. EBS further seeks prejudgment interest from


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September 28, 1998. The Debtors oppose EBS' motion and seek final judgment in their favor.


II.   JURISDICTION
      ------------

      This Court has jurisdiction pursuant to 28 U.S.C. S 1334. This is a core proceeding under 28 U.S.C. S 157(b)(2)(A), (M) and (0).



III.  DISCUSSION
      ----------

      A.    The Debtors' Motion for Final Judgment
            --------------------------------------

      In their Motion for Final Judgment, the Debtors assert that we issued our Opinion without referring to a number of facts which were part of the record. The Debtors' Motion also raises several legal arguments, which were addressed in our opinion. we address the latter first.


            1.    Reconsideration
                  ---------------

      Reconsideration under Rule 9023 of the Federal Rules of Bankruptcy Procedure is an extraordinary remedy in which the movant must do more than simply reargue the facts or the legal arguments raised previously. See, e.g., North River Ins. Co. v. CIGNA Reinsurance Co., 52 F.3d 1194, 1218 (3d Cir.
1995)(a motion to reconsider must establish:(degree)(1) an intervening change in controlling law; (2) the availability of new evidence; or (3) the


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need to correct clear error [of law) or prevent manifest injustice"); Dentsply
Int'1. Inc. v. Kerr Mfg. Co., 42 F. Supp.2d 385, 417 (D. Del. 1999)("A motion for reconsideration `should be granted sparingly and should not be used to rehash arguments already briefed or allow a never-ending polemic between the litigants and the Court.'").

      Several of the Debtors' arguments are an attempt to revisit issues which we previously decided. For example, the Debtors argue that the standards of traceability of trust funds articulated by the Courts in Begier and Sharon Steel were intended to apply only to statutorily-created trust funds of taxing authorities. See, e.g., Begier v. IRS, 496 U.S. 53 (1990) ; City of Farrell v. Sharon Stee1 Corps,, 41 F.3d 92 (3d Cir. 1994). We squarely addressed and rejected that legal position. See Edison, 243 B.R. at 240 ("Although both the Begier and the Sharon Steel cases dealt with taxes, they apply equally to all constructive trust cases under section 541(d)."). The Debtors have not produced any intervening decisions or newly discovered evidence to convince us that our decision on this point was incorrect.

      The Debtors also argue that state law (rather than federal law) determines the existence of a constructive trust under section 541. We similarly addressed that issue in our decision, concluding that Third Circuit law, which is binding, squarely holds that federal law applies. See Edison, 243 B.R. at 235-37, citing Official Comm. of Unsecured Creditors of Columbia Gas Transmission Corp. v. Columbia Gas Sys. (In re Columbia Gas Sys,_), 997 F.2d 1039, 1058 (3d Cir. 1993). Again, the Debtors have not produced any intervening decisions or newly discovered evidence to support their request that we reconsider this issue.

      We therefore deny the Debtors' motion insofar as it seeks to have this Court reconsider its Opinion.


            2.    Equitable Estoppel
                  ------------------

      The Debtors also assert that EBS is equitably estopped from arguing that there is a constructive trust on the funds. The Debtors note that EBS made two statements in documents filed with the Securities and Exchange Commission after the Debtors commenced their second bankruptcy cases. Those statements assert that EBS is an unsecured creditor, not the beneficiary of a constructive trust. The Debtors suggest that, based on those statements, EBS is equitably estopped from asserting any claim other than as an unsecured creditor. In its response, EBS asserts that it actively disagreed with the characterization of its claim as unsecured as evidenced by the proof of claim filed by EBS in this case.

      For equitable estoppel to apply, it must be established that: "(1) the party to be estopped must have known the facts;


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(2) the party to be estopped must intend that his conduct will be acted upon or must so act that the party asserting the estoppel has the right to believe it was so intended; (3) the party asserting estoppel must be ignorant of the true facts; and (4) the party asserting estoppel must rely on the other party's conduct to his injury." IRS v. Kaplan (In re Kanlan), 104 F.3d 589, 601 (3d Cir.
1997)(guoting In re Jones, 181 B.R. 538, 543 (D. Kansas 1995)).

      There is no evidence that the Debtors relied on the statements filed by EBS to their detriment. Nor is there any evidence that EBS made the statements intending that the Debtors would take any action based upon them. Accordingly, we reject the Debtors' equitable estoppel argument.

      The Debtors' remaining argument is that, based on the stipulated and uncontested facts, it is entitled to judgment. Since this is the converse of the argument of EBS in its Motion for Final Judgment, we address them together.


      B.    Motions for Final Judgment
            --------------------------

      In our Opinion, we relied on the Supreme Court's Begier decision, and the Third Circuit's subsequent decisions in Columbia Gas and Sharon Steel. After reviewing those cases, we concluded that the determination of whether a constructive trust exists is governed by federal law. We also concluded that there


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remained a factual question whether there was a nexus between the alleged trust and the assets sought. Establishing a nexus, we concluded, could be done in several ways, including the lowest intermediate balance test (LIBT).


            1.    Lowest Intermediate Balance Test
                  --------------------------------

      Courts often use the LIBT to identify trust proceeds which have been commingled in a bank account. See, e.g.., Sharon Steel, 41 F.3d at 102; Connecticut General Life Ins. Co. v., Universal Ins. Co., 838 F.2d 612, 619 (1st Cir. 1988). In First Fed. of Michigan v. Barrow, the Sixth Circuit described the LIBT analysis:

            The bankruptcy court will follow the trust fund and decree restitution where the amount of the deposit has at all times since the intermingling of funds equaled or exceeded the amount of the trust fund. But where, after the appropriation and mingling, all of the moneys are withdrawn, the equity of the cestui is lost, although moneys from other sources are subsequently deposited in the same account. In the intermediate case where the account is reduced to a smaller sum than the trust fund, the latter must be regarded as dissipated, except as to the balance, and funds subsequently added from other sources cannot be subject to the equitable claim of the cestui que trust. If new money is deposited before the balance is reduced, the reduction should be considered to be from the new money and not from the monies held in trust.

878 F.2d 912, 916 (6th Cir. 1989).

      Here, the traditional LIST does not help EBS. It was uncontroverted that at some point between the termination of the pension plan and the second bankruptcy case, the Debtors did not have any cash on hand. Under the Debtors' cash management system, the Debtors' cash was swept on a daily basis to a concentration account, which was then swept to pay off the secured lenders' obligation. The effect of this system was that for some period each day the Debtors had no cash on hand. Thus, under the LIBT, the constructive trust funds were completely dissipated. The deposit of new funds into the Debtors' bank accounts (through cash receipts and through loans from the secured loan facility) does not re-create the constructive trust funds; instead, they are lost under the LIBT. Id.. Therefore, although the Debtors had $13 million in cash on hand as of the second bankruptcy filing date, the fact that the Debtors' funds had been fully dissipated before then precludes the application of the LIBT to establish a constructive trust on the $13 million in funds on hand.


            2.    The Nexus Test
                  --------------

      In Begier, the Supreme Court appears to have expanded the concept of constructive trusts to require only some "nexus" between the assets sought and the asserted trust. 496 U.S. at


                                       10
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65-66.(3) In Begier, the Supreme Court concluded that the IRS had established such a nexus when the debtor voluntarily paid (from commingled funds) its trust fund tax obligation to the IRS. I at 66-67.

      In our prior decision, we denied summary judgment because there was a material issue of fact: whether EBS could establish a sufficient nexus between the $13 million that the Debtors had in cash on hand on the second bankruptcy petition date and the $5.7 million owed it. EBS asserts that there is a nexus in this case, as evidenced exclusively by the parties' stipulation that the Debtors could at all relevant times draw at least $5.7 million from its secured revolving facility. The Debtors disagree; they assert that the funds, even if they were subject to a constructive trust in favor of EBS, cannot be traced after they were transferred to a third party lender to pay down the Debtors' debt. Permitting parties to trace funds in this manner, the Debtors argue, would eliminate the tracing requirement entirely and would subject secured lenders to constructive trust claims against funds available but not lent under a facility. The Debtors argue that such a ruling is not warranted by the holding in Begier.




----------

(3) The Third Circuit in Sharon Steel also suggested that, while the LIBT might establish the necessary nexus, it was not the only means to do so. 41 F. 3d at 102-03.



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      We agree with the Debtors and conclude that EBS has failed to establish a sufficient nexus under the Begier case. Unlike the Beiger case, the Debtors did not voluntarily pay EBS the funds it had available to borrow nor did the Debtors otherwise designate them or identify them in any way as funds subject to EBS` constructive trust claim.

      The argument of EBS would be an unwarranted extension of the Begier holding. The Begier Court ruled that the fact that the debtor had paid the IRS with its general funds constituted an identification by the debtor of those funds as the IRS's. Here there was no such identification. The mere fact that the Debtors could have borrowed funds and could have paid EBS is an insufficient nexus to create a constructive trust. There was nothing to distinguish EBS in this regard from any of the Debtors' other creditors at the time.

      There is a significant distinction between having money in a bank account and being able to draw upon a line of credit. Until the money is borrowed it is property of the secured lenders. In this case, the Debtors never borrowed the funds to pay EBS, nor could they be compelled to borrow in order to repay EBS. Therefore, the nexus found in Begier is not present in this case.

      In Sharon Steel, the Third Circuit stated that in considering whether a sufficient nexus exists courts should "keep in mind the broader policy against allowing a party unilaterally


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to make a trust unenforceable by commingling assets.". 41 F.3d at 102 n.10.
However, here the Debtors did not commingle the funds belonging to EBS with other funds belonging to the Debtors. They had no other funds. Any funds which might have been held for EBS were not. Instead, they were paid to the secured lenders. Therefore, the holding in Sharon Steel is not a basis for imposing a constructive trust in this case.

      Since this is the only fact purporting to establish a nexus cited by EBS in its Motion for Final Judgment, we conclude that the Debtors are entitled to judgment on their complaint.


IV.   CONCLUSION

      For the foregoing reasons, we deny EBS` Motion for Entry of Judgment and for Prejudgment Interest and grant the Debtors, Motion for Final Judgment.

      An appropriate Order is attached.



                              BY THE COURT:




Dated: October 11, 2001       /s/ Mary F. Walrath
                              ----------------------------------
                              Mary F. Walrath
                              United States Bankruptcy Judge